OAK INDUSTRIES INC.
                                  EXHIBIT 21
                                 SUBSIDIARIES

                                                       Jurisdiction
                                                         in which
                                                       Incorporated         Ownership
                                                       or Organized         Percentage
                                                       ------------        ------------
Cabel-Con A/S.....................................      Denmark                100 (1)
Cabel-Con, Inc. (USA).............................      Arizona                100 (1)
Connector Holding Company.........................      Delaware                80
Croven Crystals Ltd...............................      Ontario, Canada        100 (2)(3)
Electronic Technologies Inc.......................      Delaware               100
Gilbert Engineering Co., Inc......................      Delaware                85 (4)
Gilbert Engineering France, S.A...................      France                 100 (1)
Harper-Wyman Company..............................      Delaware               100
Harper-Wyman International Inc....................      Delaware               100 (5)
Harper-Mex S.A. de C.V............................      Mexico                 100 (6)
H.E.S. International, Inc.........................      Kansas                 100 (7)
Industrias McCoy de Venezuela S.A. de C.V.........      Venezuela              100 (8)
Lasertron, Inc....................................      Massachusetts          100
Lasertron Shanghai Ltd............................      China                  100 (19)
McCoy (Cayman) Ltd................................      Cayman Islands          50 (9)
McCoy International Holding Company...............      Delaware               100 (10)
National Subscription Television of Chicago Inc...      Illinois               100 (11)
Nordco Inc........................................      Delaware               100
Oak Communications Inc............................      Delaware               100
Oak Crystal (Cayman) Ltd..........................      Cayman Islands         100 (12)
Oak Crystal Inc...................................      Delaware               100 (13)
Oak Enclosures Inc................................      Delaware               100
Oak Investment Corporation........................      Delaware               100
Oak Omega Inc.....................................      Delaware               100 (14)
Oak Overseas Manufacturing Corporation............      Delaware               100
Oak Systems Inc...................................      Delaware               100 (15)
OakGrigsby Inc....................................      Delaware               100
SGI de Mexico, S.A. de C.V........................      Mexico                 100 (16)
Societe d'Appareillages Electroniques, S.A........      France                 100 (17)
Wuhan Telecommunications Devices..................      China                   50 (18)

(1)   Owned by Gilbert Engineering Co., Inc.
(2)   Owned by Electronic Technologies Inc.
(3)   Doing business as Oak Frequency Control Group.
(4)   85% owned by Connector Holding Company.
(5)	Owned by Harper-Wyman Company.
(6)	Owned by Harper-Wyman International Inc.
(7)   Owned by Oak Enclosures Inc.
(8)   Owned by McCoy (Cayman) Ltd.
(9)   50% owned by Oak Crystal (Cayman) Ltd.
(10)  50% owned by Electronic Technologies Inc.
      and 50% owned by Oak Crystal Inc.
(11)  Owned by Oak Systems Inc.
(12)  Owned by Oak Omega Inc.
(13)  Doing business as Oak Frequency Control Group,
      McCoy, and OFC.
(14)  Owned by Oak Crystal Inc.
(15)  Owned by Oak Investment Corporation.
(16)  Owned by OakGrigsby Inc.
(17)  Owned by Gilbert Engineering, France, S.A.
(18)	50% owned by Lasertron, Inc.
(19)  Owned by Lasertron, Inc.